Exhibit 23.6

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 29, 2021

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, Colorado 80203

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation by reference of our evaluation of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2020, estimated by Cimarex Energy Co. (Cimarex), that was presented in our report of third party dated January 20, 2021, as an exhibit in the Annual Report on Form 10-K of Cimarex for the fiscal year ended December 31, 2020, in the form and context in which it appears or is incorporated by reference into the Registration Statement on Form S-4 of Cabot Oil & Gas Corporation to be filed with the United States Securities and Exchange Commisson on or about June 29, 2021, and in the related Joint Proxy Statement/Prospectus (collectively, the “Registration Statement”). We further consent to the use of the name DeGolyer and MacNaughton under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm-716